Exhibit 99.1

AGREEMENT AMONGST THE NAMED INSURED

WHEREAS, pursuant to Regulation § 270.17g-1 of the Investment Company Act of 1940, as amended, every registered management investment company is required to maintain a fidelity bond covering all officers and employees of such investment company having access to securities or funds of the investment company; and

WHEREAS, the regulation permits such registered management investment company to participate in a fidelity bond with other registered investment companies which are managed and/or whose shares are distributed by the same persons (or affiliates of such persons) or persons engaged in the management and/or distribution of shares of such companies, such bond to be known as a “joint insured bond”; and

WHEREAS, the undersigned have elected to participate in a joint insured bond,

NOW, THEREFORE, it is agreed that in the event recovery is received under the bond as a result of the loss sustained by a registered management investment company and one or more of the other named insured, the registered management investment company shall receive an equitable and proportionate share of the recovery, which shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law.

SUNAMERICA EQUITY FUNDS

SunAmerica International Equity Fund

SunAmerica International Small-Cap Fund

SunAmerica Value Fund

SUNAMERICA INCOME FUNDS

SunAmerica GNMA Fund

SunAmerica High Yield Bond Fund

SunAmerica Strategic Bond Fund

SunAmerica Tax Exempt Insured Fund

SunAmerica U.S. Government Securities Fund

SUNAMERICA MONEY MARKET FUNDS, INC.

SunAmerica Money Market Fund

SunAmerica Municipal Money Market Fund

SUNAMERICA FOCUSED SERIES, INC.

Focused Dividend Strategy Portfolio

Focused Growth and Income Portfolio

Focused Growth Portfolio

Focused Large-cap Growth Portfolio

Focused Small-cap Growth Portfolio

Focused Small-Cap Value Portfolio

Focused StarALPHA Portfolio

Focused Technology Portfolio

Focused Value Portfolio

Focused Balanced Strategy Portfolio

Focused Equity Strategy Portfolio

Focused Fixed Income and Equity Strategy Portfolio

Focused Fixed Income Strategy Portfolio

Focused Multi-Asset Strategy Portfolio

SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.

SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

SUNAMERICA SPECIALTY SERIES (formerly AIG SERIES TRUST)

2015 High Watermark Fund

2020 High Watermark Fund

SunAmerica Alternative Strategies Fund

ANCHOR SERIES TRUST

Asset Allocation Portfolio

Capital Appreciation Portfolio

Government and Quality Bond Portfolio

Growth and Income Portfolio

Growth Portfolio

Money Market Portfolio

Multi-Asset Portfolio

Natural Resources Portfolio

Strategic Multi-Asset Portfolio

Dated: September 1, 2010	By:	/s/ John McLean
John McLean
Assistant Secretary

SEASONS SERIES TRUST

Asset Allocation: Diversified Growth Portfolio

Cash Management Portfolio

Diversified Fixed Income Portfolio

Focus Growth and Income Portfolio

Focus Growth Portfolio

Focus TechNet Portfolio

Focus Value Portfolio

International Equity Portfolio

Large Cap Composite Portfolio

Large Cap Growth Portfolio

Large Cap Value Portfolio

Mid Cap Growth Portfolio

Mid Cap Value Portfolio

Multi-Managed Growth Portfolio

Multi-Managed Income Portfolio

Multi-Managed Income/Equity Portfolio

Multi-Managed Moderate Growth Portfolio

Real Return Portfolio (formerly Strategic Fixed Income Portfolio)

Small Cap Portfolio

Stock Portfolio

Allocation Balanced Portfolio

Allocation Growth Portfolio

Allocation Moderate Growth Portfolio

Allocation Moderate Portfolio

SUNAMERICA SERIES TRUST

Aggressive Growth Portfolio

Alliance Growth Portfolio

Balanced Portfolio

Blue Chip Growth Portfolio

Capital Growth Portfolio

Cash Management Portfolio

Corporate Bond Portfolio

Davis Venture Value Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Index Portfolio

Equity Opportunities Portfolio

Foreign Value Portfolio

Fundamental Growth Portfolio

Global Bond Portfolio

Global Equities Portfolio

Growth-Income Portfolio

Growth Opportunities Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Marsico Focused Growth Portfolio

MFS® Massachusetts Investors Trust Portfolio

MFS® Total Return Portfolio

Mid-Cap Growth Portfolio

Real Estate Portfolio

Small & Mid Cap Value Portfolio

Small Company Value Portfolio

Technology Portfolio

Telecom Utility Portfolio

Total Return Bond Portfolio

American Funds Asset Allocation SAST Portfolio

American Funds Global Growth SAST Portfolio

American Funds Growth and Income SAST Portfolio

American Funds Growth SAST Portfolio

VALIC COMPANY I

Asset Allocation Fund

Blue Chip Growth Fund

Broad Cap Value Income Fund

Capital Conservation Fund

Core Equity Fund

Dividend Value Fund (effective June 7, 2010; formerly Core Value Fund)

Foreign Value Fund

Global Equity Fund

Global Real Estate Fund

Global Social Awareness Fund

Global Strategy Fund

Government Securities Fund

Growth & Income Fund

Growth Fund

Health Sciences Fund

Inflation Protected Fund

International Equities Fund

International Government Bond Fund

International Growth I Fund

Large Cap Core Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Money Market I Fund

Nasdaq-100® Index Fund

Science & Technology Fund

Small Cap Aggressive Growth Fund

Small Cap Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small-Mid Growth Fund

Stock Index Fund

Value Fund

VALIC COMPANY II

Aggressive Growth Lifestyle Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

High Yield Bond Fund

International Small Cap Equity Fund

Large Cap Value Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Moderate Growth Lifestyle Fund

Money Market II Fund

Small Cap Growth Fund

Small Cap Value Fund

Socially Responsible Fund

Strategic Bond Fund

Dated: September 1, 2010	By:	/s/ Mark Matthes
Mark Matthes
Assistant Secretary